Exhibit 99.1

DZS Sells Enterprise IoT Portfolio to Lantronix for $6.5 Million
Transaction bolsters DZS balance sheet and refines focus on its category-defining Broadband Networking and Connectivity systems and Cloud Edge software portfolio
DALLAS, Texas, USA, November 7, 2024 – DZS (OTC: DZSI), a developer of Networking and Connectivity systems and Cloud Edge software solutions enabling broadband everywhere, today announced the sale of its enterprise Industrial Internet of Things (IoT) solutions portfolio to Internet of things and remote environment management leader Lantronix. The all-cash, $6.5 million transaction transfers the DZS portfolio of Industrial IoT solutions to Lantronix as well as the associated development, product and sales resources. The divestiture strengthens DZS’ balance sheet and enables the company to focus its development and sales resources on its core Networking, Connectivity and Cloud Edge Software portfolio.
The acquisition for Lantronix enhances its internet of things (IoT) product portfolio, adds approximately 60 customers including several new marquee customers and expands its footprint spanning the United States, Europe and Australia.
“When we acquired NetComm in June, our investment thesis was centered around the technology, customers and development synergies aligned with its Fiber Extension, Fixed Wireless Access and Home Broadband solutions which complement our broadband Networking and Connectivity portfolio,” said Charlie Vogt, President and CEO, DZS. “With Lantronix acquiring our enterprise IoT portfolio, we create a win-win-win for DZS, Lantronix and our enterprise IoT customers. Lantronix represents an extensive and innovative IoT portfolio focused on smart cities, automotive and enterprise markets. The Lantronix and recently announced AXON Networks transactions bolster our balance sheet with approximately $40M of cash and reduction in long-term debt.”
“The strategic acquisition of DZS’ IoT portfolio demonstrates our commitment to growing our global presence in the Enterprise IoT Market,” stated Saleel Awsare, President and CEO of Lantronix. “The acquisition strengthens our competitive offering, contributes new blue-chip names to our customer base, and unlocks growth opportunities for our IoT customers.”
About DZS
DZS Inc. (OTC: DZSI) a developer of Networking and Connectivity systems and Cloud Edge software solutions enabling broadband everywhere.
DZS, the DZS logo, and all DZS product names are trademarks of DZS Inc. Other brand and product names are trademarks of their respective holders. Specifications, products, and/or product names are all subject to change.
This press release contains forward-looking statements regarding future events and our future results that are subject to the safe harbors created under the Private Securities Litigation Reform Act of 1995. These statements reflect the beliefs and assumptions of the Company’s management as of the date hereof. Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “target,” “will,” “would,” variations of such words, and similar expressions are intended to identify forward-looking statements. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. The Company’s actual results could differ materially and adversely from those expressed in or contemplated by the forward-looking statements. Factors that could cause actual results to differ include, but are not limited to, those risk factors contained in the Company’s SEC filings available at www.sec.gov, including without limitation, the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q and subsequent filings. In addition, additional or unforeseen effects from the COVID-19 pandemic and the global economic climate may give rise to or amplify many of these risks. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. DZS undertakes no obligation to update or revise any forward-looking statements for any reason.

About Lantronix
Lantronix Inc. is a global leader of compute and connectivity IoT solutions that target high-growth industries including Smart Cities, Automotive and Enterprise. Lantronix’s products and services empower companies to succeed in the growing IoT markets by delivering customizable solutions that address each layer of the IoT Stack. Lantronix’s leading-edge solutions include Intelligent Substations infrastructure, Infotainment systems and Video Surveillance, supplemented with advanced Out-of-Band Management (OOB) for Cloud and Edge Computing.
For more information, visit the Lantronix website.
For further information see: www.DZSi.com
DZS on Twitter: https://twitter.com/dzs_innovation
DZS on LinkedIn: https://www.linkedin.com/company/DZSi/
Investor Inquiries:
Geoff Burke, SVP Marketing and Investor Relations
Email: IR@dzsi.com